EXHIBIT 99.2
                                                                    ------------


================================================================================






                              [ENCANA LOGO OMITTED]



                              ENCANA (U.K.) LIMITED

                        CONSOLIDATED FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED 31 DECEMBER 2003













                  A COMPANY REGISTERED IN ENGLAND, NO. 1051137
   REGISTERED OFFICE: CHARTER PLACE, VINE STREET, UXBRIDGE, MIDDLESEX UB8 1JG


================================================================================

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of EnCana (U.K.) Limited:

We have audited the consolidated balance sheet of EnCana (U.K.) Limited and its subsidiaries as at December 31, 2003 and the consolidated profit and loss account and consolidated cash flow statement for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the auditing standards generally accepted in the United Kingdom, United States and Canada. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying consolidated balance sheet and the consolidated profit and loss account and consolidated cash flow statement present fairly, in all material respects, the financial position of EnCana (U.K.) Limited and its subsidiaries as at December 31, 2003, and the results of their operations and their cash flows for year ended December 31, 2003, in accordance with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America and Canada. Information relating to the nature and effect of such differences is presented in Note 22 to the consolidated financial statements.




(signed) "PricewaterhouseCoopers LLP"
London, United Kingdom
Chartered Accountants

27 February 2004




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EnCana (U.K.) Limited                                                          2
Consolidated Financial Statements

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 2003

                                                         NOTES          2003
                                                                     -----------
                                                                     (POUND)'000

TURNOVER                                                     2          71,359
                                                                     ----------
Cost of sales - depreciation                                 7         (13,942)
Cost of sales - other                                      3,8         (11,874)
                                                                     ----------
                                                                       (25,816)
                                                                     ----------
GROSS PROFIT                                                            45,543

Distribution expenses                                                  (10,504)
Administrative expenses                                    3,4          (2,895)
                                                                     ----------
OPERATING PROFIT                                                        32,144

Net interest income                                          5           3,436
                                                                     ----------
PROFIT ON ORDINARY ACTIVITIES
  BEFORE TAXATION                                                       35,580

Tax on profit on ordinary activities                         6         (12,353)
                                                                     ----------
PROFIT FOR THE FINANCIAL YEAR                                           23,227
Appropriation of profit for gain on retranslation
  of preference share capital                               16           5,383
                                                                     ----------
Retained profit for the financial year                      15          28,610
Retained earnings at 1 January                                          56,259
                                                                     ----------
Retained earnings at 31 December                                        84,869
                                                                     ==========


The accompanying notes are an integral part of these consolidated financial statements.

Items dealt with in the above profit and loss account relate to acquired and continuing operations. Details in respect of acquired operations are given in Note 8 to the consolidated financial statements.

There were no recognised gains or losses other than the profit for the current year.


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EnCana (U.K.) Limited                                                          3
Consolidated Financial Statements

CONSOLIDATED BALANCE SHEET AT 31 DECEMBER 2003

                                                         NOTES         2003
                                                                    -----------
                                                                    (POUND)'000
FIXED ASSETS
Intangible assets                                            7          66,791
Tangible assets                                              7         208,223
                                                                    ----------
                                                                       275,014
                                                                    ----------
CURRENT ASSETS
Inventory                                                    9           2,760
Debtors                                                     10          68,080
Cash at bank                                                            18,348
                                                                    ----------
                                                                        89,188
CREDITORS - Amounts due within one year                     11        (132,660)
                                                                    ----------
NET CURRENT LIABILITIES                                                (43,472)
                                                                    ----------

TOTAL ASSETS LESS CURRENT LIABILITIES                                  231,542

CREDITORS - Amounts due after one year                      12          (9,091)
PROVISION FOR LIABILITIES AND CHARGES
Deferred taxation                                            6         (36,944)
Abandonment and decommissioning                             13         (15,430)
                                                                    ----------
                                                                       (52,374)
                                                                    ----------
NET ASSETS                                                             170,077
                                                                    ----------

CAPITAL AND RESERVES
Called up share capital                                     14          85,208
Profit and loss account                                     15          84,869
                                                                    ----------
TOTAL SHAREHOLDERS' FUNDS                                   16         170,077
                                                                    ----------

ANALYSIS OF SHAREHOLDERS' FUNDS
Attributable to equity interests                                        84,869
Attributable to non-equity interests                        14          85,208
                                                                    ----------
TOTAL SHAREHOLDERS' FUNDS                                   16         170,077
                                                                    ==========

The accompanying notes are an integral part of these consolidated financial statements.

Approved on behalf of the Board:

(signed) "E. Whyms" Director

Date: 27 February 2004


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EnCana (U.K.) Limited                                                          4
Consolidated Financial Statements

CONSOLIDATED CASHFLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2003

                                                         NOTES         2003
                                                                    -----------
                                                                    (POUND)'000

NET CASH INFLOW FROM OPERATING ACTIVITIES                   17          46,889
                                                                    ----------
RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE
Interest received                                                          299
Interest paid                                                           (2,581)
                                                                    ----------
Net cash outflow on returns on investments and
  servicing of finance                                                  (2,282)
                                                                    ----------

TAXATION                                                                  (407)
                                                                    ----------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of fixed assets                                     7         (70,122)
                                                                    ----------
Net cash outflow on capital expenditure and
  financial investment                                                 (70,122)
                                                                    ----------
ACQUISITIONS
Purchase of additional interests in producing
  assets                                                     8         (61,119)
                                                                    ----------
NET CASH OUTFLOW BEFORE USE OF
 LIQUID RESOURCES AND FINANCING                                        (87,041)
                                                                    ----------
FINANCING
Issuance of preference shares to the parent company                     39,609
Issuance of debt from parent company (Promissory Note)                  52,545
Issuance of debt from parent company (Other)                             7,351
Repayment of long term debt                                             (8,551)
                                                                    ----------

Net cash inflow from financing                                          90,954
                                                                    ----------

INCREASE IN NET CASH                                                     3,913
                                                                    ==========

The accompanying notes are an integral part of these consolidated financial statements.


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EnCana (U.K.) Limited                                                          5
Consolidated Financial Statements

RECONCILIATION OF MOVEMENT IN NET (DEBT) / CASH
FOR THE YEAR ENDED 31 DECEMBER 2003


                                                                  2003
                                                              -----------
                                                              (POUND)'000

NET DEBT AT 1 JANUARY                                             (9,808)
Increase in cash                                                   3,913
Movements in borrowing                                           (45,540)
Other non-cash changes to financing                               (1,721)
Exchange adjustments to financing                                  2,111
                                                              ----------
NET DEBT AT END OF THE YEAR                                      (51,045)
                                                              ==========

The accompanying notes are an integral part of these consolidated financial statements.






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EnCana (U.K.) Limited                                                          6
Consolidated Financial Statements

NOTES TO THE CONSOLIDATED ACCOUNTS
31 DECEMBER 2003

1      ACCOUNTING POLICIES

       A summary of the principal accounting policies, all of which have been applied consistently throughout the year, is set out below:

(a)    BASIS OF ACCOUNTING

       The consolidated financial statements are prepared in pounds sterling under the historical cost convention and in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP).

       The Company's consolidated financial statements fall within the scope of the UK Oil Industry Accounting Committee's Statement of Recommended Practice (SORP), "Accounting for Oil and Gas Exploration, Development, Production and Decommissioning Activities" and have been prepared in accordance with provisions thereof, except for the non-disclosure of commercial reserves. The SORP recommends disclosure of proven and probable (commercial) reserves. However, these have not been disclosed in these accounts because they are disclosed in the annual report of EnCana Corporation.

       The consolidated profit and loss account and the balance sheet for the year ended 31 December 2003 include the financial statements of the company and its subsidiary undertakings, EnCana (Ettrick) Limited and EnCana (U.K.) Exploration Limited (collectively, the "Company"). Inter-company transactions and profits are eliminated fully on consolidation.

       The impact of significant differences between accounting principles generally accepted in the UK and those in Canada and the United States of America on the consolidated financial statements are disclosed in Note 22.

(b)    JOINT VENTURES

       Exploration activities are conducted as co-licensee in joint ventures with other companies. The consolidated financial statements reflect the relevant proportions of capital and operating expenditures applicable to the Company's interests.

(c)    FULL COST ACCOUNTING

       Expenditures on pre-licence, licence acquisition, exploration, appraisal and development activities are capitalised in two cost pools, being UK and Canada. The Company sold the remaining assets of the Canadian cost pool at 31 December 2003 (Note 20).

       Capitalised oil and gas expenditures, other than costs of unevaluated exploration projects and projects awaiting development consent, are depleted using a unit of production method when commercial production is achieved. The recoverability of capitalised costs is dependent on future successful drilling results and the development of proved reserves. Significant impairment in the value of accumulated costs prior to the commencement of commercial production is added to the depreciable pool and charged to profit and loss account on a unit of production basis.

(d)    RELATED PARTIES

       In accordance with the exemption allowed by paragraph 3(c) of Financial Reporting Standard (FRS) 8, no disclosure is made of transactions with EnCana Corporation or any of its subsidiaries, other than certain key transactions which have been disclosed in the notes to the consolidated financial statements.

(e)    TURNOVER

       The Company reports turnover from the value of sales of hydrocarbons lifted during the financial year. Production not yet delivered to the customer is recorded at cost and classified as a current asset.


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EnCana (U.K.) Limited                                                          7
Consolidated Financial Statements

(f)    PENSION SCHEME

       The Company operates a defined contribution scheme. The costs of the scheme are equal to the contributions payable for the accounting period.

(g)    OPERATING LEASES

       Rentals paid in respect of operating leases are recognised on a straight-line basis over the lease term.

(h)    FOREIGN CURRENCIES

       Transactions denominated in foreign currencies are translated into pounds sterling at the rate of exchange prevailing at the date of the transaction. Monetary assets and liabilities denominated in such currencies are translated into sterling at the rate of exchange prevailing at the balance sheet date. All exchange differences thus arising are taken to the profit and loss account for the year.

(i)    OTHER FIXED ASSETS

       Other fixed assets are depreciated on a straight-line basis designed to write off costs, less residual values, over their estimated useful lives as follows:

       Fixtures, fittings and equipment          3 years

       Leasehold improvements                    over the life of the lease

(j)    INVENTORY

       Inventory is recorded at the lower of cost and net realisable value.

(k)    ABANDONMENT AND DECOMMISSIONING

       Provision is made for the present value of the future cost of abandonment of production platforms and pipelines. This provision is recognised when the asset is installed and additional provisions are recognised when assets are acquired. The estimated costs, based upon engineering cost levels prevailing at the balance sheet date, are computed on the basis of the latest assumptions as to the scope and method of abandonment. The corresponding amount is capitalised as part of tangible fixed assets and is amortised on a unit of production basis as part of the depreciation, depletion and amortisation charge. The unwinding of the discount applied to the abandonment provision is treated as a component of the interest charge.

(l)    TAXATION

       UK Petroleum Revenue Tax (PRT) is provided for using the life of field method. Movements in the provision are calculated on an annual basis using the Company's forecast of remaining life of field liabilities based on petroleum prices, costs, and contractual sales agreements ruling at the end of the year. The forecast liability includes the benefit of tax relief from planned capital expenditure expected to be allowable in the future. The allocation of the liability between current and future years is made on the basis of estimated net revenues.

       Full provision is made for deferred taxation on all timing differences that have arisen but not reversed at the balance sheet date. Deferred tax assets are only recognised to the extent that it is more likely than not that they will be recovered. Amounts related to deferred taxation are undiscounted.

       Current Corporation Tax is provided on the basis of taxable profits at the current rate.

(m)    DISCOUNTED LOAN NOTES

       Loan notes issued are recorded initially as amounts received. The interest implicit in these notes is provided over the term of the note at a constant rate on the outstanding balance.

(n)    CAPITALISED ADMINISTRATIVE COSTS

       Administrative costs relating directly to exploration and development activities are capitalised.


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EnCana (U.K.) Limited                                                          8
Consolidated Financial Statements

(o)    REDEEMABLE PREFERENCE SHARES

       United States dollar denominated preference shares are retranslated at the closing exchange rate for the year. Any exchange gain or loss arising on retranslation is reported as an appropriation of profit.

(p)    GOING CONCERN

       The consolidated financial statements have been prepared on a going concern basis.


2      TURNOVER

       Turnover is comprised of sales of hydrocarbons from production, and arises in both the United Kingdom and Canada. Breakdown of turnover by region is depicted below.

                                                                  2003
                                                              -----------
                                                              (POUND)'000

       United Kingdom                                              71,304
       Canada                                                          55
                                                              -----------

                                                                   71,359
                                                              ===========


3        STAFF COSTS

                                                                 2003
                                                              -----------
                                                              (POUND)'000
       STAFF COSTS:
       Wages and salaries                                          10,166
       Social security costs                                          498
       Other pension costs                                            293
                                                              -----------

                                                                   10,957
                                                              ===========

       DIRECTORS' EMOLUMENTS:
       Aggregate emoluments                                           679
       Aggregate amounts paid to money purchase pension
        schemes                                                        43
       Compensation for loss of office                                 15
                                                              -----------
                                                                      737
                                                              -----------
       HIGHEST PAID DIRECTOR:
       Aggregate emoluments                                           279
       Company contributions to a money purchase pension
        scheme                                                         14
                                                              -----------

       Directors who have a contract of service with the Company are regarded as employees. Costs associated with these individuals are recorded as staff costs and also included in directors' emoluments. The number of directors to whom retirement benefits are accruing in respect of money purchase schemes is four. Share options in the ultimate parent company, EnCana Corporation, were exercised by one director during the year. The highest paid director did not exercise any share options during the year although was awarded share options during the year.


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EnCana (U.K.) Limited                                                          9
Consolidated Financial Statements

       The average monthly number of staff employed by the Company during the year was:

                                                                       2003
                                                                     -------

       Offshore                                                           16
       Administration                                                     81
                                                                     -------
                                                                          97
                                                                     -------

       The average monthly number of contractors working for the Company was
       100. In addition, there were 13 expatriate secondees working in the U.K. at 31 December 2003.

4      AUDITORS' REMUNERATION

                                                                        2003
                                                                    -----------
                                                                    (POUND)'000

       Audit                                                                68
       Other services                                                       78

5      NET INTEREST INCOME / (EXPENSE)

                                                                        2003
                                                                    -----------
                                                                    (POUND)'000

       INTEREST RECEIVABLE AND SIMILAR INCOME
       Interest income   - bank                                            177
                         - other                                           122
       Net gain on foreign exchange                                      5,716
                                                                     ---------
                                                                         6,015
                                                                     ---------
       INTEREST PAYABLE AND SIMILAR CHARGES
       Interest payable to fellow subsidiary on discounted loan
       notes (Note 12)                                                  (1,721)
       Interest payable to fellow subsidiary on promissory note
       (Note 11)                                                          (498)
       Interest on unwinding of discount of abandonment
         and decommissioning (Note 13)                                    (360)
                                                                     ---------
                                                                        (2,579)
                                                                     ---------

                                                                         3,436
                                                                     =========

       The foreign exchange gain includes (pound)5.8 million relating to foreign currency borrowings.



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EnCana (U.K.) Limited                                                         10
Consolidated Financial Statements

6      TAX

       TAXATION ON PROFIT ON ORDINARY ACTIVITIES                         2003
                                                                    -----------
                                                                    (POUND)'000
       Current Tax on profits in the year:
          -UK corporation tax                                               --
          -Adjustments in respect of previous years                        407
                                                                     ---------
       Total current tax                                                   407
                                                                     ---------

       Deferred Tax:
       Origination and reversal of timing differences
          -UK corporation tax                                            9,406
          -UK supplementary charge                                       2,540
          -UK petroleum revenue tax                                         --
                                                                     ---------
       Total deferred tax                                               11,946
                                                                     ---------

       Tax on profit on ordinary activities                             12,353
                                                                     =========

       A supplementary tax charge of 10% is applicable to North Sea ring fenced profits, without deduction for finance costs. This charge is applied to taxable profits.

       The tax assessed for the year is lower than the standard rate of corporation tax in the UK (30%). The differences are explained below:

                                                                        2003
                                                                    -----------
                                                                    (POUND)'000

       Profit on ordinary activities before tax                          35,580
                                                                     ----------

       Profit on ordinary activities after PRT                           35,580
                                                                     ==========

       Profit on ordinary activities after PRT multiplied by the
       standard UK corporation tax rate of 30%                           10,674
       Effects of:
       Expenses not deductible                                              720
       Accelerated capital allowances                                   (32,194)
       Originating timing difference                                        280
       Addition to tax losses                                            20,520
       Adjustment in respect of previous periods                            407
                                                                     ----------

       Current tax charge for the period                                    407
                                                                     ==========


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EnCana (U.K.) Limited                                                         11
Consolidated Financial Statements

       PROVISION FOR DEFERRED TAX                                       2003
                                                                    -----------
                                                                    (POUND)'000
       Deferred Corporation Tax:
          -Accelerated capital allowances                                59,767
          -Tax losses                                                   (28,090)
          -Other timing differences                                      (7,022)
                                                                     ----------
                                                                         24,655
                                                                     ----------
       Deferred Supplementary Charge:
          -Accelerated capital allowances                                19,922
          -Tax losses                                                    (9,682)
          -Other timing differences                                      (1,859)
                                                                     ----------
                                                                          8,381
                                                                     ----------

       Deferred Petroleum Revenue Tax:                                    3,908
                                                                     ----------

       Total provision for deferred tax                                  36,944
                                                                     ----------

       Deferred tax liabilities have not been discounted.





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EnCana (U.K.) Limited                                                         12
Consolidated Financial Statements

7      FIXED ASSETS

                                       INTANGIBLE                              TANGIBLE
                                   --------------    -----------------------------------------------------
                                                          PRODUCING         DEVELOPMENT             OFFICE
                                                         PROPERTIES          PROPERTIES          EQUIPMENT             TOTAL
                                   --------------    --------------     ---------------    ---------------    --------------
                                      (POUND)'000       (POUND)'000         (POUND)'000        (POUND)'000       (POUND)'000
       COST
       At 1 January 2003                   56,984           155,275                  --              1,389           213,648
       Additions                           21,706            76,066              32,059              4,567           134,398
       Reclassifications                  (11,899)           11,899                  --                 --                --
                                   --------------    --------------     ---------------    ---------------    --------------

       At 31 December 2003                 66,791           243,240              32,059              5,956           348,046
                                   ==============    ==============     ===============    ===============    ==============

       DEPRECIATION
       At 1 January 2003                       --            58,572                  --                518            59,090
       Charge for the year                     --            13,554                  --                388            13,942
                                   --------------    --------------     ---------------    ---------------    --------------

       At 31 December 2003                     --            72,126                  --                906            73,032
                                   --------------    --------------     ---------------    ---------------    --------------

       NET BOOK VALUE
       At 31 December 2003                 66,791           171,114              32,059              5,050           275,014
                                   ==============    ==============     ===============    ===============    ==============

                                                                                                                         NET
                                                                                                                        BOOK
                                                                                                      COST             VALUE
                                                                                                      2003              2003
                                                                                           ---------------     -------------
                                                                                               (POUND)'000       (POUND)'000
       COST

       Intangible                                                                                   66,791            66,791
       Tangible                                                                                    281,255           208,223
                                                                                           ---------------    --------------

                                                                                                   348,046           275,014
                                                                                           ===============    ==============

       Reclassifications relate to exploration interests that had been determined to have no further commercial value. They have been moved to the depletable pool, classified under Producing Properties.

       The value of the abandonment and decommissioning asset included in the net book value above is (pound)11.8 million.


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EnCana (U.K.) Limited                                                         13
Consolidated Financial Statements

8      ACQUISITIONS

       On 1 October 2003, the Company acquired an additional 14% interest in both the Scott and Telford fields. This has been accounted for using the acquisition method of accounting.

       It is not practicable to determine the pre- or post-acquisition results of the acquired business. An indication of the contribution to turnover and profit for the year is given below:

                                                                (POUND)'000
                                                               ------------

       Turnover                                                      11,819
       Operating profit                                               7,231
       Reorganisation costs (included
         in cost of sales - other)                                    1,774
                                                               ------------

       A summary of the net assets acquired and the consideration paid is provided below. There was no difference between the book value and the fair value of the assets acquired.

                                                                 BOOK VALUE
                                                               ------------
                                                                (POUND)'000
       NET ASSETS ACQUIRED
       Fixed assets                                                  66,631
       Inventory                                                      2,681
       Accruals                                                      (1,947)
       Abandonment and decommissioning                               (6,246)
                                                               ------------
       NET ASSETS ACQUIRED                                           61,119
                                                               ------------

       SATISFIED BY CONSIDERATION OF:
       Cash                                                           8,258
       Amount due to fellow subsidiary                               52,861
                                                               ------------

       SATISFIED BY CONSIDERATION OF:                                61,119
                                                               ------------

9      INVENTORY

                                                                       2003
                                                               ------------
                                                                (POUND)'000

       Materials and consumables                                      2,696
       Produced oil                                                      64
                                                               ------------

                                                                      2,760
                                                               ------------

10     DEBTORS

                                                                       2003
                                                               ------------
                                                                (POUND)'000

       Trade debtors                                                    529
       Joint venture debtors                                         14,412
       Amounts owed by fellow subsidiaries                              333
       VAT recoverable                                                4,274
       Other debtors                                                    222
       Prepayments and accrued income                                10,125
       Accrued receivables from co-venturers                         38,185
                                                               ------------

                                                                     68,080
                                                               ============


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EnCana (U.K.) Limited                                                         14
Consolidated Financial Statements

11       CREDITORS: AMOUNTS DUE WITHIN ONE YEAR

                                                                      2003
                                                               ------------
                                                                (POUND)'000

       Notes payable (Note 12)                                       5,940
       Trade creditors                                                 573
       Amounts due to ultimate parent undertaking                      901
       Amounts due to fellow subsidiaries                           53,831
       Tax and social security                                         295
       Accruals                                                     71,120
                                                               ------------

                                                                   132,660
                                                               ============

       Amounts due to fellow subsidiaries include a promissory note for US$87.5 million which is repayable on demand but in no circumstances later than August 31, 2004. The loan bears interest at 2.5% above the LIBOR quoted by HSBC Limited to prime banks for thirty day US Dollar deposits. The loan was settled on 25 February 2004 (Note 20).

12     CREDITORS: AMOUNTS DUE AFTER ONE YEAR

       In 2000, the Company partially financed the acquisition of the Scott/Telford producing assets through the issuance of a series of US dollar denominated discounted loan notes to a fellow subsidiary undertaking, maturing on 15 June and 15 December each year through to 15 December 2006. The discounted value of these notes at 31 December 2003 is US$26.8 million of which US$10.6 million is current. The loan was settled on 22 October 2004 (Note 20).

                                                                       2003
                                                               ------------
                                                                (POUND)'000

       Notes payable (discounted)                                    15,031
       Amounts falling due within one year
         (discounted)                                                (5,940)
                                                               ------------
       Amounts falling due after more than one
         year (discounted)                                            9,091
                                                               ============

       The full amount payable (undiscounted) in respect of loan notes, revalued at the exchange rate at the Balance Sheet date is:
         Within one year                                              6,276
         Between one year and two years                               5,494
         Between two years and five years                             5,324
                                                               ------------

                                                                     17,094
                                                               ============


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EnCana (U.K.) Limited                                                         15
Consolidated Financial Statements

13     ABANDONMENT AND DECOMMISSIONING

                                                                           2003
                                                                   ------------
                                                                    (POUND)'000

       At 1 January                                                       5,999
       Additions                                                          6,246
       Change in assumptions                                              2,825
       Interest on unwinding of discount                                    360
                                                                   ------------

       At 31 December                                                    15,430
                                                                   ============

       The current liability is based on the net present value of the Company's future cost of (pound)35.5 million FOR restoring the Scott field location in 2019, and (pound)3.4 million for restoring the Telford field locatioN IN 2012. The future cost has been discounted using a credit-adjusted risk free rate of 5.9%.

14     CALLED UP SHARE CAPITAL

                                                                           2003
                                                                   ------------
                                                                         (POUND)
       ATTRIBUTABLE TO EQUITY INTERESTS:
       Ordinary shares
       Authorised: 100,000,000 shares of (pound)1 each
       Issued and fully paid: 100 shares of (pound)1 each                   100

       ATTRIBUTABLE TO NON-EQUITY INTERESTS:
       5.25% Preference shares, non-voting, non-cumulative

       Authorized: 500,000,000 shares of US$1 each
       Issued and fully paid:
       At 1 January 2003 - 82,070,812 shares of US$1 each,
         revalued at exchange rate at 31 December                    45,985,775
       Issued during the year - 70,000,000 shares of US$1 each,
         revalued at exchange rate at 31 December                    39,222,278
                                                                   ------------

                                                                     85,208,153
                                                                   ------------

       The preference shares carry the right to a discretionary annual dividend fixed at the rate of 5.25% of the nominal value of each share. The dividend on the preference shares is non-cumulative but takes priority over dividends payable on other shares of the Company. The preference shares are redeemable at either the option of the Company or the holder. The amount payable on redemption is US$1 per share together with an amount equal to any declared but unpaid dividend thereon.

       In the event of a winding up of the Company, the preference shares rank in priority to the ordinary shares for the nominal value of US$1 per share plus the arrears (if any) of the fixed dividend declared but unpaid but do not have any future rights of participation in the profits or assets of the Company.

       The preference shares do not have voting rights unless the proposal concerns an alteration of their class rights (Note 20). The preference shares are owned entirely by a fellow subsidiary of the ultimate parent company of the Company (Note 21).

15     RESERVES

                                                                           2003
                                                                   ------------
                                                                   (POUND)'000

       At 1 January                                                      56,259
       Retained profit for the financial year                            28,610
                                                                   ------------

       At 31 December                                                    84,869
                                                                   ============


--------------------------------------------------------------------------------
EnCana (U.K.) Limited                                                         16
Consolidated Financial Statements

16    RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                           2003
                                                                   ------------
                                                                    (POUND)'000

       Profit for the financial year                                     23,227
       Appropriation of profit for gain on retranslation of
        preference share capital                                          5,383
                                                                   ------------
       Retained profit for the financial year                            28,610
       Issue of preference shares                                        39,609
       Reversal of non-equity appropriations                             (5,383)
                                                                   ------------
       Net additions to shareholders' funds                              62,836
       Opening shareholders' funds                                      107,241
                                                                   ------------

       Closing Shareholders' Funds                                      170,077
                                                                   ============


17     RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW
       FROM OPERATING ACTIVITIES

                                                                           2003
                                                                   ------------
                                                                    (POUND)'000

       Operating Profit                                                  32,144
       Cost of Sales - depreciation                                      13,942
       Increase in Inventory                                             (2,718)
       Increase in Debtors                                               (8,590)
       Increase in Creditors                                             12,111
                                                                   ------------

       Net Cash Inflow                                                   46,889
                                                                   ============
18     OPERATING LEASE COMMITMENTS

       Annualised commitments under non-cancellable operating leases are as follows:

                                                 BUILDINGS               OTHER
                                                      2003                2003
                                               -----------        ------------
                                               (POUND)'000         (POUND)'000
       Operating leases which expire
         Within one year                                --                   3
         Between one and five years                     --                  16
         After more than five years                  2,654                  --
                                               -----------        ------------

       In 2003, the amount charged to the Profit and Loss Account was (pound)1.2 million relating to buildings, and (pound)0.1 million relating to other leases. A portion of the charge was subsequently capitalised, as part of capitalised administration costs, through the timewriting system.

19     CAPITAL COMMITMENTS

       At 31 December 2003, capital expenditures contracted but not provided for were (pound)341.4 million.


--------------------------------------------------------------------------------
EnCana (U.K.) Limited                                                         17
Consolidated Financial Statements

20(a)  POST BALANCE SHEET EVENTS

       In early 2004, the Company completed the purchase of an additional 13.5% and 20.2% interest in the Scott and Telford fields, respectively, for cash consideration of approximately (pound)61 million. This cosT IS included in capital commitments at 31 December 2003 (Note 19). The Company now holds 41.0% of the Scott field and 54.3% of the Telford field. The purchase was financed by a short term loan from EnCana Corporation.

       On 25 February 2004, EnCana (U.K.) Holdings Limited, the immediate parent company, issued a Euro Medium Term Note Programme ("the Programme"), on the Luxembourg Stock Exchange, with a facility of US$1 billion. Under the Programme, the first tranche of US$300 million was purchased by a subsidiary of EnCana Corporation. On the same date, EnCana (U.K.) Holdings Limited loaned the company US$300 million which the Company used to repay approximately US$214 million owed to fellow subsidiaries, which amount was included in net current liabilities at the balance sheet date.

       Effective 31 December 2003, the Company sold the Canadian producing properties to the EnCana Oil and Gas Partnership, a subsidiary of EnCana Corporation, recognizing a loss of (pound)64,000. The transaction closeD ON 31 January 2004.

20(b)  POST BALANCE SHEET EVENTS - UNAUDITED BY PRICEWATERHOUSECOOPERS

       On 22 October 2004, the Company repaid in full the U.S. dollar denominated discounted loan notes referred to in Note 12 for US$23.9 million.

       On 28 October 2004, EnCana (U.K.) Holdings Limited entered into an agreement to sell all issued ordinary and preference share capital of the Company to Nexen Energy Holdings International Limited, a wholly owned subsidiary of Nexen Inc., a Canadian company incorporated in Canada.


21     ULTIMATE PARENT COMPANY AND CONTROLLING PARTY

       The immediate parent undertaking and controlling party at 1 January 2003 was EnCana Corporation. On 17 November 2003, 100% of the Company's ordinary and preference share capital was acquired by EnCana (U.K.) Holdings Limited, a wholly owned subsidiary of EnCana Corporation.

       The ultimate parent undertaking and controlling party at 31 December 2003 is EnCana Corporation, a company incorporated in Canada, which is the largest corporate entity to prepare consolidated group financial statements incorporating these accounts. Copies may be obtained from the Corporate Secretary, EnCana Corporation, P.O. Box 2850, Calgary, Alberta, Canada, T2P 2S5. The smallest group to consolidate these financial statements is EnCana (U.K.) Holdings Limited. Copies of the financial statements may be obtained from the company secretary, EnCana (U.K.) Holdings Limited, Charter Place, Vine Street, Uxbridge, Middlesex UB8 1JG.

       Following the completion of the sale agreement referred in Note 20, the ultimate parent undertaking and controlling party will be Nexen Inc., a company incorporated in Canada, which will be the largest corporate entity to prepare consolidated group of financial statements incorporating these accounts. The smallest group to consolidate these financial statements will be Nexen Energy Holdings International Limited, a wholly owned subsidiary of Nexen Inc.


22 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES OF AMERICA

       The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP), which differ in certain significant respects from accounting principles generally accepted in Canada (Canadian GAAP) and accounting principles generally accepted in the United States of America (US GAAP). The significant differences between UK GAAP, Canadian GAAP and US GAAP are described in this note.


--------------------------------------------------------------------------------
EnCana (U.K.) Limited                                                         18
Consolidated Financial Statements

22 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES OF AMERICA (CONTINUED)

       RECONCILIATION OF PROFIT FROM UK GAAP TO NET INCOME FROM CANADIAN GAAP AND US GAAP

       FOR YEAR ENDED 31 DECEMBER                         NOTES           2003
                                                                   -----------
                                                                   (POUND)'000

       Profit in accordance with UK GAAP                                23,227

       Increase (decrease) under Canadian and US GAAP:
         Depreciation, depletion and amortization             a        (30,671)
         Reorganization costs                                 c          1,774
         Foreign exchange gain on retranslation of
           preference shares                                  f          5,383
         Taxation                                             e          8,793
                                                                    ----------

       Net Income in accordance with Canadian GAAP            h          8,506
                                                                    ----------

       Foreign exchange gain on retranslation of
         preference shares                                    f         (5,383)

       Net income in accordance with US GAAP                             3,123
                                                                    ==========

       The following table indicates the significant items in the consolidated balance sheet that would have been affected had the consolidated financial statements been prepared under Canadian GAAP and US GAAP:

       RECONCILIATION OF CONSOLIDATED BALANCE SHEET FROM UK GAAP TO CANADIAN GAAP AND US GAAP

                                                                                 CANADIAN
       AS AT 31 DECEMBER 2003                 UK GAAP      NOTES       ADJ.          GAAP     NOTES        ADJ.         US GAAP
                                        -------------                        ------------                        --------------
                                          (POUND)'000                         (POUND)'000                           (POUND)'000

       ASSETS
       Cash at bank                            18,348                              18,348                                18,348
       Debtors                                 68,080                              68,080                                68,080
       Inventory                                2,760                               2,760                                 2,760
       Deferred cost                               --          b      2,066         2,066         b     (2,066)               -
       Fixed assets                           275,014    a,c,e,g    (26,849)      248,165                               248,165
                                        -------------                        ------------                        --------------
                                              364,202                             339,419                               337,353
                                        -------------                        ------------                        --------------
       LIABILITIES
       Current creditors                      132,660                             132,660                               132,660
       Long term creditors                      9,091          b      2,066        11,157         b      (2,066)          9,091
       Deferred taxation                       36,944    a,c,e,g      3,960        40,904                                40,904
       Preference shares                            -          f     85,208        85,208         f     (85,208)              -
       Abandonment and
         decommissioning                       15,430                              15,430                                15,430
                                        -------------                        ------------                        --------------
                                              194,125                             285,359                               198,085
                                        -------------                        ------------                        --------------
       Redeemable preference                        -                                   -         f      85,208          85,208
         shares
                                        -------------                        ------------                        --------------
       SHAREHOLDERS' EQUITY
       Ordinary shares                              -                                   -                                     -
       Preference shares                       85,208          f    (85,208)            -                                     -
       Accumulated Other                            -                                   -       f,h       6,137           6,137
       Comprehensive Income
       Profit and Loss Account                 84,869    a,c,e,g    (30,809)       54,060       f,h      (6,137)         47,923
                                        -------------                        ------------                        --------------
                                              170,077                              54,060                                54,060
                                        -------------                        ------------                        --------------
                                              364,202                             339,419                               337,353
                                        =============                        ============                        ==============


--------------------------------------------------------------------------------
EnCana (U.K.) Limited                                                         19
Consolidated Financial Statements

22 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES OF AMERICA (CONTINUED)

       DESCRIPTION OF DIFFERENCES

       a)   DEPRECIATION, DEPLETION AND AMORTIZATION (DD&A)

            Under UK GAAP, costs are depleted using the unit of production method based on estimated proved and probable reserves. Depletable costs include costs of major development projects. Under Canadian and US GAAP, costs are depleted using the unit of production method based on estimated proved reserves. Depletable costs exclude costs of unproved properties and major development projects until project start-up. The accumulated depreciation, depletion and amortization is (pound)55.5 million higher under Canadian and US GAAP than under UK GAAP. For the year ended 31 December 2003, (pound)113 million of fixed assets associated with unproved properties and major development projects were excluded from depletable costs.

       b)   DISCOUNTED LOAN NOTES

            Under UK GAAP and US GAAP, discounted loan notes issued are recorded initially at the amounts received.

            Under Canadian GAAP, discounted loan notes are initially recorded at face value and the discount is recorded as deferred costs. The total face value of the discounted loan notes was (pound)17.1 million at 31 December 2003. The deferred costs of (pound)2.1 million were classified as non-current.

       c)   REORGANIZATION COSTS

            Under UK GAAP, certain costs incurred on the purchase of the interests in the Scott and Telford field as described in Note 8, were expensed. Under Canadian and US GAAP, these costs are treated as acquisition costs and are included with costs of the assets acquired. As a result, under US and Canadian GAAP, (pound)1.8 million of costs were capitalized on the acquisition of the additional interest in the Scott and Telford fields in 2003.

       d)   ABANDONMENT AND DECOMMISSIONING

            Under UK GAAP, the unwinding of the discount applied to the abandonment provision is treated as a component of interest charge. Under Canadian and US GAAP, the unwinding of the discount is treated as an accretion charge. Had the consolidated profit and loss account been prepared under Canadian and US GAAP for the year ended 31 December 2003, the accretion charge and net interest income would have been increased by (pound)360,000 with no change to net income for the year.

       e)   TAXATION

            Under UK GAAP, deferred tax is provided in full on timing differences which result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they are realized based on current tax rates and law. Net deferred tax assets are recognized to the extent that it is more likely than not that they will be recovered.

            Under Canadian GAAP and US GAAP, deferred tax is recognized in full for temporary differences between the reported carrying amount of an asset or liability and its corresponding tax basis. Deferred tax assets are also recognized in full, subject to a valuation allowance, which reduces the carrying amount to an amount that are more likely than not to be realized.

            Under UK GAAP, deferred PRT is computed using a life of field method based on both proven and probable reserves. Under US GAAP and Canadian GAAP, deferred PRT is computed based on proven reserves only. The adjustment to deferred tax also includes the tax effect of other UK to Canadian / US GAAP differences.

            Under Canadian and US GAAP, the cost of any future tax liability arising at the time of an acquisition of an asset is added to the cost of the fixed assets acquired. No corresponding adjustment is made under UK GAAP.


--------------------------------------------------------------------------------
EnCana (U.K.) Limited                                                         20
Consolidated Financial Statements

22 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES OF AMERICA (CONTINUED)

       f)   PREFERENCE SHARES

            In accordance with Canadian GAAP, preference shares redeemable incash at the option of the holder are classified as a Liability rather than Shareholders' Equity. Under US GAAP, these shares are presented between Liabilities and Shareholders' Equity. No dividends were declared or paid in 2003 on the preference shares. While UK, US and Canadian GAAP all translate the preference shares at the period end rate, under Canadian GAAP, the retranslation gain or loss is included in income. Under UK GAAP, the same gain or loss is treated as an appropriation of profit. Under US GAAP, the same gain or loss is treated as other comprehensive income.

       g)   ACQUISITION OF OIL AND GAS PROPERTIES

            Under UK GAAP, purchases of oil and gas properties are recorded on the Company's accounts when the control over management of the asset is deemed to have been transferred to the acquirer. Under Canadian and US GAAP, purchases of oil and gas properties are recorded on the Company's accounts on the date on which the net assets are received and the consideration is given. The difference in timing between the recognition of the purchase price resulted in an additional (pound)8.3 million in fixed assets costs under Canadian and US GAAP on an acquisition made during the fiscal year 2000. Under UK GAAP, these costs were expensed.

       h)   OTHER COMPREHENSIVE INCOME

            US GAAP requires the disclosure, as other comprehensive income, of changes in equity during the period from transactions and other events from non-owner sources. UK and Canadian GAAP do not require similar disclosure. For the year ended 31 December 2003, the only comprehensive income arose from translation of the preference shares (Note 22f).

       i)   CASHFLOW STATEMENT

            The cashflow statement prepared under UK GAAP presents substantially the same information as that required under Canadian and US GAAP. These standards differ however with regard to presentation. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, equity dividends paid (where applicable), management of liquid resources and financing activities. Canadian and US GAAP requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be shown under operating activities under Canadian and US GAAP.

            A summary cashflow statement presented under Canadian and US GAAP using UK GAAP measurement principles is given below:

            FOR THE YEAR ENDED 31 DECEMBER 2003                                                       2003
                                                                                              ------------
                                                                                               (POUND)'000
           OPERATING ACTIVITIES
              Net cash provided by operating activities under UK GAAP                               46,889
              Return on investments and servicing of finance                                        (2,282)
              Taxation                                                                                (407)
                                                                                              ------------
           NET CASH PROVIDED BY OPERATING ACTIVITIES UNDER CANADIAN AND US GAAP                     44,200
                                                                                              ------------

           INVESTING ACTIVITIES
              Capital expenditures, financial investment and acquisitions under UK GAAP           (131,241)
                                                                                              ------------

           NET CASH USED IN INVESTING ACTIVITIES UNDER CANADIAN AND US GAAP                       (131,241)
                                                                                              ------------

           FINANCING ACTIVITIES
              Financing activities under UK GAAP                                                    90,954
                                                                                              ------------

           NET CASH USED IN FINANCING ACTIVITIES UNDER CANADIAN AND US GAAP                         90,954
                                                                                              ------------

           INCREASE IN CASH UNDER UK, CANADIAN AND US GAAP                                           3,913
                                                                                              ============


--------------------------------------------------------------------------------
EnCana (U.K.) Limited                                                         21
Consolidated Financial Statements

22 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES OF AMERICA (CONTINUED)

       ADDITIONAL DISCLOSURE REQUIRED BY CANADIAN GAAP AND US GAAP:

            RELATED PARTY TRANSACTION

            The Company regularly, in the normal course of business, transacts with EnCana (U.K.) Holdings Ltd., EnCana Corporation and various subsidiaries of EnCana Corporation. The Company has borrowed US$87.5 million from a fellow subsidiary undertaking (Note 11) and has issued discounted loan notes to another fellow subsidiary undertaking with a discounted value of US$26.8 million (Note 12). In addition, the Company contracts EnCana Corporation to provide various management and technical services for which it is charged market value rates. For the year ended 31 December 2003, the Company incurred (pound)1.8 milLION in various management and technical services with affiliated companies and (pound)2.1 million in inteREST charges with affiliated companies.

            STOCK OPTIONS

            Certain of the Company employees have been granted options to purchase common shares of the ultimate parent company, EnCana Corporation. At 31 December 2003, options to purchase 564,450 common shares were outstanding. For options granted in 2003, the ultimate parent has expensed, as stock based compensation, approximately (pound)0.4 million. For options granted prior to 2003, no amounts have BEEN recorded as expense. Had the ultimate parent company recorded stock based compensation expense in 2003 for the options granted prior to 2003, approximately (pound)0.6 million would have been recorded as sTOCK based compensation expense.





--------------------------------------------------------------------------------
EnCana (U.K.) Limited                                                         22
Consolidated Financial Statements

================================================================================





                              ENCANA (U.K.) LIMITED







                       SUPPLEMENTARY OIL & GAS INFORMATION
                                   (unaudited)





                      FOR THE YEAR ENDED DECEMBER 31, 2003






           THE FOLLOWING UNAUDITED SUPPLEMENTARY OIL AND GAS DATA HAS BEEN PREPARED BY THE MANAGEMENT OF ENCANA (U.K.) LIMITED, BASED UPON A REPORT PREPARED BY DEGOLYER AND MACNAUGHTON, INDEPENDENT QUALIFIED RESERVES EVALUATORS, DATED JANUARY 2, 2004. THIS INFORMATION IS NOT COVERED BY THE REPORT OF PRICEWATERHOUSECOOPERS LLP, DATED 27 FEBRUARY 2004 ON THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF ENCANA (U.K.) LIMITED FOR THE YEAR ENDED 31 DECEMBER 2003.







================================================================================

UNAUDITED SUPPLEMENTARY OIL AND GAS INFORMATION

The following unaudited disclosures on standardized measures of discounted cash flows and changes therein relating to proved oil and gas reserves are determined in accordance with United States Statement of Financial Accounting Standards No. 69 "Disclosures About Oil and Gas Producing Activities".

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES THEREIN

In calculating the standardized measure of discounted future net cash flows, year end constant prices and cost assumptions were applied to the Company's annual future production from proved reserves to determine cash inflows. Future production and development costs are based on constant price assumptions and assume the continuation of existing economic, operating and regulatory conditions. Future income taxes are calculated by applying statutory income tax rates to future pre-tax cash flows after provision for the tax cost of the oil and natural gas properties based upon existing laws and regulations. The discount was computed by application of a 10 percent discount factor to the future net cash flows. The calculation of the standardized measure of discounted future net cash flows is based upon the discounted future net cash flows prepared by the Company's independent qualified reserve evaluators in relation to the reserves they respectively evaluated, and adjusted by the Company to account for management's estimates of risk management activities, asset retirement obligations and future income taxes.

The Company cautions that the discounted future net cash flows relating to proved oil and gas reserves are an indication of neither the fair market value of the Company's oil and gas properties, nor of the future net cash flows expected to be generated from such properties. The discounted future net cash flows do not include the fair market value of exploratory properties and probable or possible oil and gas reserves, nor is consideration given to the effect of anticipated future changes in crude oil and natural gas prices, development, asset retirement and production costs, and possible changes to tax and royalty regulations. The prescribed discount rate of 10 percent may not appropriately reflect future interest rates.


--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Supplementary Oil and Gas Information                                1

NET PROVED RESERVES (ENCANA (U.K.) SHARE) 1, 2
CONSTANT PRICING

                                           NATURAL GAS             CRUDE OIL AND
                                    (billions of cubic       NATURAL GAS LIQUIDS
                                                 feet)     (millions of barrels)
                                    ------------------     ---------------------

2003
Beginning of year                                  20                      97.6
Revisions and improved recovery                     3                      23.5
Extensions and discoveries                         --                        --
Purchase of reserves in place                       8                       7.1
Sale of reserves in place                          --                        --
Production                                         (5)                     (3.7)
                                    -----------------      --------------------
End of Year                                        26                     124.5
                                    =================      ====================

Developed                                          13                      16.7
Undeveloped                                        13                     107.8
                                    -----------------      --------------------
Total                                              26                     124.5
                                    =================      ====================


Notes:
1      Definitions:
       a. "Net" reserves are the remaining reserves of the Company, after deduction of estimated royalties and including royalty interests.
       b. "Proved" reserves are the estimated quantities of crude oil, natural gas and NGLs which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. i.e., prices and costs as of the date the estimate is made.
       c. "Proved Developed" reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.
       d. "Proved Undeveloped" reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.
2 The Company's ultimate parent does not file any estimates of total net proved oil or natural gas reserves with any U.S. federal authority or agency other than the SEC.


OTHER UNAUDITED DISCLOSURES ABOUT OIL AND GAS ACTIVITIES

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
RELATING TO PROVED OIL AND GAS RESERVES

                                                             31 DECEMBER 2003
                                                           ------------------
                                                             (POUND) MILLIONS
Future cash inflows                                                     1,951
Future production and development costs                                 1,103
                                                           ------------------
Undiscounted pre-tax cash flows                                           848
Future income taxes                                                       255
                                                           ------------------
Future net cash flows                                                     593
Less discount of net cash flows using a 10% rate                          276
                                                           ------------------
Discounted future net cash flows                                          317
                                                           ==================



--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Supplementary Oil and Gas Information                                2

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

                                                                       2003
                                                          -----------------
                                                           (POUND) MILLIONS

Balance, 31 December 2002                                               230
Changes resulting from:
 Sales of oil and gas produced during the period                        (46)
 Discoveries and extensions, net of related costs                         -
 Purchases of proved reserves in place                                   32
 Sales of proved reserves in place                                        -
 Net change in prices and production costs                              (67)
 Revisions to quantity estimates                                         88
 Accretion of discount                                                   51
 Future development costs incurred,
  net of changes                                                         61
 Other                                                                  (21)
Net change in income taxes                                              (11)
                                                          -----------------
Balance, 31 December 2003                                               317
                                                          =================

RESULTS OF OPERATIONS
FOR THE YEAR ENDED 31 DECEMBER 2003

                                                                       2003
                                                          -----------------
                                                           (POUND) MILLIONS

Oil and gas revenues, net of royalties,
 transportation and selling costs                                        61
Operating costs, production and mineral taxes                            13
Depreciation, depletion and amortization                                 45
                                                          -----------------
Operating income                                                          3
Income taxes                                                              3
                                                          -----------------
Results of operations                                                    --
                                                          =================


CAPITALIZED COSTS
FOR THE YEAR ENDED 31 DECEMBER 2003

                                                                       2003
                                                          -----------------
                                                           (POUND) MILLIONS

Proved oil and gas properties                                           377
Unproved oil and gas properties                                           -
                                                           ----------------
Total capital cost                                                      377
Accumulated DD&A                                                        129
                                                           ----------------
Net capitalized costs                                                   248
                                                           ================


--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Supplementary Oil and Gas Information                                3

COSTS INCURRED
FOR THE YEAR ENDED 31 DECEMBER 2003

                                                                      2003
                                                          ----------------
                                                          (POUND) MILLIONS
Acquisitions
 Other unproved reserves                                                 8
 Other proved reserves                                                  53
                                                          ----------------
Total acquisitions                                                      61
Exploration costs                                                       17
Development                                                             56
                                                          ----------------
Total costs incurred                                                   134
                                                          ================




--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Supplementary Oil and Gas Information                                4

================================================================================







                              [ENCANA LOGO OMITTED]




                              ENCANA (U.K.) LIMITED

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE NINE MONTH PERIOD ENDED 30 SEPTEMBER 2004

                                    UNAUDITED









                  A COMPANY REGISTERED IN ENGLAND, NO. 1051137
   REGISTERED OFFICE: CHARTER PLACE, VINE STREET, UXBRIDGE, MIDDLESEX UB8 1JG






================================================================================

UNAUDITED CONSOLIDATED INTERIM PROFIT AND LOSS ACCOUNT
FOR THE NINE MONTH PERIOD ENDED 30 SEPTEMBER

                                                          2004             2003
                                                  ------------     ------------
                                                   (POUND)'000      (POUND)'000

TURNOVER                                               110,765           45,191
                                                  ------------     ------------
Cost of sales - depreciation                           (21,303)         (10,247)
Cost of sales - other                                  (14,433)          (5,299)
                                                  ------------     ------------
                                                       (35,736)         (15,546)
                                                  ------------     ------------
GROSS PROFIT                                            75,029           29,645

Distribution expenses                                  (16,239)          (6,879)
Administrative expenses                                 (3,463)          (2,171)
                                                  ------------     ------------
OPERATING PROFIT                                        55,327           20,595

Net interest expense                                    (3,100)            (662)
                                                  ------------     ------------

PROFIT ON ORDINARY ACTIVITIES                           52,227           19,933
 BEFORE TAXATION

Tax on profit on ordinary activities                   (12,074)          (4,322)
                                                  ------------     ------------

PROFIT FOR THE FINANCIAL PERIOD                         40,153           15,611
Appropriation of profit for gain on
  retranslation of preference share capital                606            1,682
                                                  ------------     ------------
Retained profit for the financial period                40,759           17,293
Retained earnings brought forward                       84,869           56,259
                                                  ------------     ------------

Retained earnings carried forward                      125,628           73,552
                                                  ============     ============


The accompanying notes are an integral part of these consolidated financial statements.




--------------------------------------------------------------------------------
EnCana (U.K.) Limited                                                          2
Unaudited Interim Consolidated Financial Statements

UNAUDITED CONSOLIDATED INTERIM BALANCE SHEET

                                          NOTES     30 SEPTEMBER    31 DECEMBER
                                                            2004           2003
                                                   -------------   ------------
                                                     (POUND)'000    (POUND)'000

FIXED ASSETS                                  2          496,032        275,014
                                                   -------------   ------------

CURRENT ASSETS
Inventory                                                  3,223          2,760
Debtors                                       3          137,911         68,080
Cash at bank                                              25,677         18,348
                                                   -------------   ------------
                                                         166,811         89,188
CREDITORS - Amounts due within one year       4         (372,820)      (132,660)
                                                   -------------   ------------
NET CURRENT LIABILITIES                                 (206,009)       (43,472
                                                   -------------   ------------

TOTAL ASSETS LESS CURRENT LIABILITIES                    290,023        231,542

CREDITORS - Amounts due after one year                        --         (9,091)
PROVISION FOR LIABILITIES AND CHARGES
Deferred Taxation                                        (49.325)       (36,944)
Abandonment and decommissioning               7          (30,469)       (15,430)
                                                   -------------   ------------
                                                         (79,794)       (52,374)
                                                   -------------   ------------
NET ASSETS                                               210,229        170,077
                                                   -------------   ------------

CAPITAL AND RESERVES
Called up share capital                                   84,601         85,208
Profit and loss account                                  125,628         84,869
                                                   -------------   ------------
TOTAL SHAREHOLDERS' FUNDS                                210,229        170,077
                                                   -------------   ------------

ANALYSIS OF SHAREHOLDERS' FUNDS
Attributable to equity interests                         125,628         84,869
Attributable to non-equity interests                      84,601         85,208
                                                   -------------   ------------
TOTAL SHAREHOLDERS' FUNDS                                210,229        170,077
                                                   =============   ============

The accompanying notes are an integral part of these consolidated financial statements.


--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Interim Consolidated Financial Statements                            3

UNAUDITED CONSOLIDATED INTERIM CASHFLOW STATEMENT
FOR THE NINE MONTH PERIOD ENDED 30 SEPTEMBER

                                                NOTES             2004              2003
                                                           -----------      ------------
                                                           (POUND)'000       (POUND)'000

NET CASH INFLOW FROM
 OPERATING ACTIVITIES                               5           77,147            30,542
                                                           -----------      ------------
RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE
Interest received                                                  913               217
Interest paid                                                   (5,940)             (964)
                                                           -----------      ------------
Net cash outflow on returns on investments
  and servicing of finance                                      (5,027)             (747)

TAXATION                                                           306              (407)
                                                           -----------      ------------
CAPITAL EXPENDITURE AND
  FINANCIAL INVESTMENT
Purchase of fixed assets                            2         (137,434)          (43,870)
                                                           -----------      ------------
Net cash outflow on capital expenditure and
 financial investment                                         (137,434)          (43,870)
                                                           -----------      ------------
ACQUISITIONS
Purchase of additional interests in producing
 and exploitation assets                            6          (73,181)               --
                                                           -----------      ------------
NET CASH OUTFLOW BEFORE USE OF
  LIQUID RESOURCES AND FINANCING                              (138,189)          (14,482)
                                                           -----------      ------------
FINANCING
Issuance of debt from Parent Company -
 Eurobond                                           4          161,186             19,290
Issuance of debt from Parent Company - Other                    39,322                --
Repayment of debt to Parent Company -
 Promissory Note                                               (52,545)               --
Repayment of long term debt                                     (2,445)           (3,655)
                                                           -----------      ------------
Net cash inflow from financing                                 145,518            15,635
                                                           -----------      ------------

INCREASE IN NET CASH                                             7,329             1,153
                                                           ===========      ============

The accompanying notes are an integral part of these consolidated financial statements.


--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Interim Consolidated Financial Statements                            4

RECONCILIATION OF MOVEMENT IN NET (DEBT) / CASH
FOR THE NINE MONTH PERIOD ENDED 30 SEPTEMBER

                                                      2004                 2003
                                             -------------       --------------
                                               (POUND)'000          (POUND)'000

NET DEBT AT 1 JANUARY                              (51,045)              (9,808)
Increase in cash                                     7,329                1,153
Movements in borrowing                            (142,128)             (13,246)
Other non-cash changes to financing                 (2,488)              (1,310)
Exchange adjustments to financing                      134                  799
                                             -------------       --------------
NET DEBT AT END OF THE PERIOD                     (188,198)             (22,412)
                                             =============       ==============


The accompanying notes are an integral part of these consolidated financial statements.



--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Interim Consolidated Financial Statements                            5

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
30 SEPTEMBER 2004

1      BASIS OF PRESENTATION

       The interim consolidated financial statements include the accounts of EnCana (U.K.) Limited and its subsidiaries (the "Company"), and are presented in accordance with generally accepted accounting principles in United Kingdom (UK GAAP). The Company is in the business of exploration, production and marketing of natural gas, natural gas liquids and crude oil.

       The interim consolidated financial statements have been prepared following the same accounting policies and methods of computation as the audited consolidated financial statements for the year ended 31 December 2003. The disclosures provided below are incremental to those included with the audited consolidated financial statements. The interim consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto for the year ended 31 December 2003.

       The impact of significant differences between accounting principles generally accepted in the UK and those in Canada and the United States of America on the unaudited interim consolidated financial statements are disclosed in Note 9.

2      FIXED ASSETS

       During the nine month period ended at 30 September 2004, the Company incurred approximately (pound)242 millioN in capital expenditures (2003 - (pound)28 million). Of this amount, (pound)132 million was invested in the development of Buzzard and (pound)62 million related to the acquisition of an additional 13.5% and 20.2% interest in thE Scott and Telford fields.

3      DEBTORS

                                                                   AT 30        AT 31 DECEMBER
                                                          SEPTEMBER 2004                  2003
                                                          --------------        --------------
                                                             (POUND)'000           (POUND)'000

       Trade debtors                                               1,840                   529
       Joint venture debtors                                      42,529                14,412
       Amounts owed by fellow subsidiaries                             1                   333
       VAT recoverable                                             8,588                 4,274
       Other debtors                                                 277                   222
       Prepayments and accrued income                             11,687                10,125
       Accrued receivables from co-venturers                      72,989                38,185
                                                          --------------        --------------

                                                                 137,911                68,080
                                                          ==============        ==============

4      CREDITORS - AMOUNTS DUE WITHIN ONE YEAR

                                                                   AT 30                 AT 31
                                                          SEPTEMBER 2004         DECEMBER 2003
                                                          --------------        --------------
                                                             (POUND)'000           (POUND)'000

       Notes payable                                              12,518                 5,940
       Trade creditors                                            15,587                   573
       Amounts due to ultimate parent undertaking                     --                   901
       Amounts due to fellow subsidiaries                        201,357                53,831
       Tax and social security                                       332                   295
       Accruals                                                  143,026                71,120
                                                          --------------        --------------

                                                                 372,820               132,660
                                                          ==============        ==============

--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Interim Consolidated Financial Statements                            6

       On 25 February 2004, EnCana (U.K.) Holdings Limited, the immediate parent company, issued a Euro Medium Term Note Programme ("the Programme"), on the Luxembourg Stock Exchange, with a facility of US$1 billion. Under the Programme, the first tranche of US$300 million ((pound)161 million) was purchased by a subsidiarY OF EnCana Corporation. On the same date, EnCana (U.K.) Holdings Limited loaned the Company US$300 million which the Company used to repay approximately US$214 million ((pound)114 million) owed to fellow subsidiaries.

5      RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM
       OPERATING ACTIVITIES

       Nine months to 30 September                   2004                  2003
                                            -------------       ---------------
                                              (POUND)'000           (POUND)'000

       Operating Profit                            55,327                20,595
       Cost of sales - depreciation                21,303                10,247
       Increase in Inventory                         (463)               (1,748)
       Increase in Debtors                            (68)               (2,302)
       Increase in Creditors                        1,048                 3,750
                                            -------------       ---------------
       Net Cash Inflow                             77,147                30,542
                                            =============       ===============

6      ACQUISITIONS

       On 1 February 2004, the Company completed the purchase of an additional 13.5% and 20.2% interest in the Scott and Telford fields respectively, for net cash consideration of (pound)62 million subject to post closing adjustments.

       The Company, in conjunction with EnCana Ettrick (U.K.) Limited, a wholly owned subsidiary of the Company, acquired additional interests in Ettrick of 23.9% and 19.6% in March and May 2004 respectively for a total consideration of (pound)7.5 million. This acquisition has been reflected in these consolidated financial statements.

7        ABANDONMENT AND DECOMMISSIONING

                                                     AT 30                AT 31
                                            SEPTEMBER 2004        DECEMBER 2003
                                           ---------------      ---------------
                                               (POUND)'000          (POUND)'000
       At 1 January                                 15,430                5,999
       Additions                                    13,701                6,246
       Interest on unwinding of discount             1,338                  360
       Change in assumptions                            --                2,825
                                           ---------------      ---------------
       At period end                                30,469               15,430
                                           ===============      ===============

       The current liability is based on the net present value of the Company's future cost of (pound)53 million for restoring the Scott field location in 2019 and (pound)5 million for restoring the Telford field location in 2012. The future cost has been discounted using a credit adjusted risk free rate of 5.9%.


--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Interim Consolidated Financial Statements                            7

8      POST BALANCE SHEET EVENTS

       On 22 October 2004, the Company repaid in full the U.S. dollar denominated discounted loan notes for US$23,908,465 (refer to Note 12 of the 31 December 2003 Audited Consolidated Financial Statements).

       On 28 October 2004, EnCana (U.K.) Holdings Limited entered into an agreement to sell all the issued ordinary and preference share capital of the Company to Nexen Energy Holdings International Limited, a wholly owned subsidiary of Nexen Inc., a Canadian company incorporated in Canada.

9 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES OF AMERICA

       The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP), which differ in certain significant respects from accounting principles generally accepted in Canada (Canadian GAAP) and accounting principles generally accepted in the United States of America (US GAAP). The significant differences between UK GAAP, Canadian GAAP and US GAAP are described in this note.

       RECONCILIATION OF PROFIT FROM UK GAAP TO NET INCOME FROM CANADIAN GAAP AND US GAAP FOR THE NINE MONTH PERIOD ENDED 30 SEPTEMBER

                                                              NOTES               2004               2003
                                                                         -------------       ------------
                                                                           (POUND)'000        (POUND)'000

       Profit in accordance with UK GAAP                                        40,153             15,611

       Increase (decrease) under Canadian and US GAAP:
        Depreciation, depletion and amortization                  a            (30,407)           (21,716)
        Foreign exchange gain on retranslation of
         preference shares                                        f                606              1,682
        Taxation                                                  b              7,037              8,686
                                                                         -------------       ------------

       Net income in accordance with Canadian GAAP                d             17,389              4,263
                                                                         -------------       ------------

       Foreign exchange gain on retranslation of                  f              (606)             (1,682)
          preference shares

       Net income in accordance with US GAAP                                    16,783              2,581
                                                                         =============       ============


--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Interim Consolidated Financial Statements                            8

9 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES OF AMERICA (CONTINUED)

       The following tables indicate the significant items in the consolidated balance sheet that would have been affected had the consolidated financial statements been prepared under Canadian GAAP and US GAAP:

       RECONCILIATION OF UNAUDITED CONSOLIDATED BALANCE SHEET FROM UK GAAP TO CANADIAN GAAP

                                                                                    30 SEPT. 2004          31 DEC. 2003
                                        30 SEPT. 2004                                    CANADIAN              CANADIAN
                                              UK GAAP         NOTES       ADJ.               GAAP                  GAAP
                                        -------------                              --------------        --------------
                                          (POUND)'000                                 (POUND)'000           (POUND)'000

       ASSETS
       Cash at bank                            25,677                                      25,677                18,348
       Debtors                                137,911                                     137,911                68,080
       Inventory                                3,223                                       3,223                 2,760
       Deferred costs                               -             c      1,205              1,205                 2,066
       Fixed assets                           496,032       a,b,e,g    (50,129)           445,903               248,165
                                        -------------                              --------------        --------------
                                              662,843                                     613,919               339,419
                                        =============                              ==============        ==============

       LIABILITIES
       Current creditors                      372,820             c      1,205            374,025               132,660
       Long term creditors                          -                                           -                11,157
       Deferred taxation                       49,325       a,b,e,g      4,614             53,939                40,904
       Preference shares                            -             f     84,601             84,601                85,208
       Abandonment and
         decommissioning                       30,469                                      30,469                15,430
                                        -------------                              --------------        --------------
                                              452,614                                     543,034               285,359
       SHAREHOLDERS' EQUITY
       Ordinary shares                              -                                           -                     -
       Preference shares                       84,601             f    (84,601)                 -                     -
       Profit and Loss Account                125,628       a,b,e,g    (54,743)            70,885                54,060
                                        -------------                              --------------        --------------
                                              210,229                                      70,885                54,060
                                        -------------                              --------------        --------------
                                              662,843                                     613,919               339,419
                                        =============                              ==============        ==============


--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Interim Consolidated Financial Statements                            9

9 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES OF AMERICA (CONTINUED)

       RECONCILIATION OF UNAUDITED CONSOLIDATED BALANCE SHEET FROM UK GAAP TO US GAAP

                                        30 SEPT. 2004                               30 SEPT. 2004          31 DEC. 2003
                                              UK GAAP         NOTES       ADJ.            US GAAP               US GAAP
                                        -------------                              --------------        --------------
                                          (POUND)'000                                 (POUND)'000           (POUND)'000

       ASSETS
       Cash at bank                            25,677                                      25,677                18,348
       Debtor                                 137,911                                     137,911                68,080
       Inventory                                3,223                                       3,223                 2,760
       Fixed assets                           496,032       a,b,e,g    (50,129)           445,903               248,165
                                        -------------                              --------------        --------------
                                              662,843                                     612,714               337,353
                                        =============                              ==============        ==============

       LIABILITIES
       Current creditors                      372,820                                     372,820               132,660
       Long term creditors                          -                                           -                 9,091
       Deferred taxation                       49,325       a,b,e,g      4,614             53,939                40,904
       Abandonment and
         decommissioning                       30,469                                      30,469                15,430
                                        -------------                              --------------        --------------
                                              452,614                                     457,228               198,085
                                        -------------                              --------------        --------------
       Redeemable
       preference shares                            -             f     84,601             84,601                85,208
                                        -------------                              --------------        --------------
       SHAREHOLDERS' EQUITY
       Ordinary shares                              -                                           -                     -
       Preference shares                       84,601             f    (84,601)                 -                     -
       Accumulated Other
         Comprehensive
          Income                                    -           f,d      6,744              6,744                 6,137
       Profit and Loss Account                125,628   a,b,d,e,f,g    (61,487)            64,141                47,923
                                        -------------                              --------------        --------------
                                              210,229                                      70,885                54,060
                                        -------------                              --------------        --------------
                                              662,843                                     612,714               337,353
                                        =============                              ==============        ==============

       DESCRIPTION OF DIFFERENCES

       a)   DEPRECIATION, DEPLETION AND AMORTIZATION (DD&A)

            Under UK GAAP, costs are depleted using the unit of production method based on estimated proved and probable reserves. Depletable costs include costs of major development projects. Under Canadian and US GAAP, costs are depleted using the unit of production method based on estimated proved reserves. Depletable costs exclude costs of unproved properties and major development projects until project start-up. The accumulated depreciation, depletion and amortization is (pound)86.0 million higher under Canadian and US GAAP than under UK GAAP. At 30 September 2004, (pound)263 million (2003 - (pound)94 million) oF fixed assets associated with unproved properties and major development projects were excluded from depletable costs.

       b)   TAXATION

            Under UK GAAP, deferred tax is provided in full on timing differences which result in an obligation at the balance sheet date to pay more tax, or the right at a future date to pay less tax, at rates expected to apply when the timing differences are realized based on current tax rates and law. Net deferred tax assets are recognized to the extent that it is more likely than not that they will be recovered.

            Under Canadian and US GAAP, deferred tax is recognized in full in for temporary differences between the reported carrying amount of an asset or liability and its corresponding tax basis. Deferred tax assets are also recognized in full, subject to a valuation allowance, which reduces the carrying amount to an amount that is more likely than not to be realized.


--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Interim Consolidated Financial Statements                           10

9 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES OF AMERICA (CONTINUED)

            Under Canadian and US GAAP, the cost of any future tax liability arising at the time of an acquisition of an asset is added to the cost of the fixed assets acquired. As a result, (pound)25.8 million was added to the future income tax liability (deferred taxation) and to the fixed assets on the acquisition of the Scott, Telford and Ettrick fields. No corresponding adjustment is made under UK GAAP.

       c)   DISCOUNTED LOAN NOTES

            Under UK GAAP and US GAAP, discounted loan notes issued are recorded initially at the amounts received.

            Under Canadian GAAP, discounted loan notes are initially recorded at face value and the discount is recorded as deferred costs. The total face value of the discounted loan notes was (pound)13.7 million at 30 September 2004 (31 December 2003 - (pound)17.1 million). The deferred costs of (pound)1.2 million have beeN classified as non-current.

       d)   OTHER COMPREHENSIVE INCOME

            US GAAP requires the disclosure, as other comprehensive income, of changes in equity during the period from transactions and other events from non-owner sources. UK and Canadian GAAP do not require similar disclosure. For the nine month periods ended 30 September 2004 and 2003, the only other comprehensive income arose from translation of preference shares.

       e)   REORGANIZATION COSTS

            Under UK GAAP, certain costs incurred on the purchase of the interests in the Scott and Telford fields were expensed. Under Canadian and US GAAP, these costs are treated as acquisition costs and are included with costs of the assets acquired. As a result, under Canadian and US GAAP, (pound)1.8 million was capitalized on the acquisition of the additional interest in the Scott and Telford fields in 2003.

       f)   PREFERENCE SHARES

            In accordance with Canadian GAAP, preference shares redeemable in cash at the option of the holder are classified as a Liability rather than Shareholders' Equity. Under US GAAP, these shares are presented between Liabilities and Shareholders' Equity. No dividends were declared or paid in 2004 and 2003 on the preference shares. While UK, US and Canadian GAAP all translate the preference shares at the period end rate, under Canadian GAAP, the retranslation gain or loss is included in income. Under UK GAAP, the same gain or loss is treated as an appropriation of profit. Under US GAAP, the same gain or loss is treated as other comprehensive income.

       g)   ACQUISITION OF OIL AND GAS PROPERTIES

            Under UK GAAP, purchases of oil and gas properties are recorded on the Company's accounts when the control over the management of the asset is deemed to have been transferred to the acquirer. Under Canadian and US GAAP, purchases of oil and gas properties are recorded on the Company's accounts on the date on which the net assets are received and the consideration is given. The difference in timing between the recognition of the purchase price resulted in an additional (pound)8.3 million in fixed assets costs under Canadian and US GAAP on an acquisition made during the fiscal year 2000. Under UK GAAP, these costs were expensed.

       h)   ABANDONMENT AND DECOMMISSIONING

            Under UK GAAP, the unwinding of the discount applied to the abandonment provision is treated as a component of interest charge. Under Canadian and US GAAP, the unwinding of the discount is treated as an accretion charge. Had the consolidated profit and loss account been prepared under Canadian and US GAAP for the period ended 30 September 2004, the accretion charge would have increased and net interest charge would have been decreased by (pound)1.3 million (2003 - (pound)0.3 million) with no change to neT income for the period.

       i)   CASHFLOW STATEMENT

            The cashflow statement prepared under UK GAAP presents substantially the same information as that required under Canadian and US GAAP. These standards differ however with regard to presentation. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, equity dividends paid (where applicable), management of liquid resources and financing activities.

--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Interim Consolidated Financial Statements                           11

9 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES OF AMERICA (CONTINUED)

       i)   CASHFLOW STATEMENT (CONTINUED)

            Canadian and US GAAP requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be shown under operating activities under Canadian and US GAAP.

            A summary cashflow statement presented under Canadian and US GAAP using UK GAAP measurement principles is given below:

            For the nine month period ended 30 September                                     2004                  2003
                                                                                     ------------          ------------
                                                                                      (POUND)'000           (POUND)'000

           OPERATING ACTIVITIES
            Net cash provided by operating activities under UK GAAP                        77,147                30,542
            Return on investments and servicing of finance                                 (5,027)                 (747)
            Taxation                                                                          306                  (407)
                                                                                     ------------          ------------
           NET CASH PROVIDED BY OPERATING ACTIVITIES UNDER CANADIAN
               AND US GAAP                                                                 72,426                29,388
                                                                                     ------------          ------------
           INVESTING ACTIVITIES
            Capital expenditures, financial investment and acquisitions
                under UK GAAP                                                            (210,615)              (43,870)
                                                                                     ------------          ------------
           NET CASH USED IN INVESTING ACTIVITIES UNDER CANADIAN
               AND US GAAP                                                               (210,615)              (43,870)
                                                                                     ------------          ------------

           FINANCING ACTIVITIES
            Financing activities under UK GAAP                                            145,518                15,635
                                                                                     ------------          ------------
           NET CASH USED IN FINANCING ACTIVITIES UNDER CANADIAN
               AND US GAAP                                                                145,518                15,635
                                                                                     ------------          ------------

           INCREASE IN CASH UNDER UK, CANADIAN AND US GAAP                                  7,329                 1,153
                                                                                     ============          ============

       ADDITIONAL DISCLOSURE REQUIRED BY CANADIAN GAAP AND US GAAP:

            RELATED PARTY TRANSACTION

            The Company regularly, in the normal course of business, transacts with EnCana (U.K.) Holdings Ltd., EnCana Corporation and various subsidiaries of EnCana Corporation. The Company has borrowed US$300 million from EnCana (U.K.) Holdings a fellow subsidiary undertaking (Note 4) and has issued discounted loan notes to another fellow subsidiary undertaking with a discounted value at 30 September 2004 of US$23.9 million (Note 4). In addition, the Company contracts EnCana Corporation to provide various management and technical services for which it is charged market value rates. For the period ended 30 September 2004, the Company incurred (pound)3.3 million (2003 - (pound)1.4 million) in various managemenT AND technical services with affiliated companies and (pound)6.6 million (2003 - (pound)1.3 million) in inTEREST charges with affiliated companies.



--------------------------------------------------------------------------------
EnCana (U.K.) Limited
Unaudited Interim Consolidated Financial Statements                           12